Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF THIRD QUARTER 2007 RESULTS

ATLANTA, GA – October 10, 2007 – Rollins, Inc. (NYSE: ROL), a premier North American consumer and commercial services company, today announced that it will release its third quarter financial results for the period ended September 30, 2007 on Wednesday, October 24, 2007. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, October 24, 2007 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 800-257-7087 (domestic) or 303-262-2131 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, October 31, 2007, by dialing 800-405-2236 (domestic) or 303-590-3000 (internationally), passcode 11099316. The conference call will also broadcast live over the Internet and can be accessed by all interested parties at www.viavid.net.

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada, Mexico, Panama, Costa Rica, Honduras, the United Arab Emirates, the Dominican Republic and South Korea from over 400 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.westernpest.com, www.indfumco.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.